Exhibit 4.1

CUSIP NO. ___________

COMMON STOCK	COMMON STOCK
CERTIFICATE NO.	SHARES

FEDERAL LIFE GROUP, INC.

ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

[SPECIMEN]

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,

$0.01 PAR VALUE, OF FEDERAL LIFE GROUP, INC.

a Pennsylvania corporation.

The shares represented by this certificate are transferable only on the stock transfer books of Federal Life Group, Inc. (the “Company”) by the holder of record hereof, or by such holder’s duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the Company’s official corporate papers filed with the Department of State of the Commonwealth of Pennsylvania (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, FEDERAL LIFE GROUP, INC. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:	[SEAL]

Treasurer	President and Chief Executive Officer

FEDERAL LIFE GROUP, INC.

Preferred stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Company, either in whole or in part, in one or more series. The board of directors of the Company has the authority to fix and determine, by resolution, the voting powers, full or limited, or no voting power, and such designations, preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock (or the entire class of preferred stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this certificate may not be cumulatively voted in the election of directors of the Company.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFTS MIN ACT -	__________ custodian __________
TEN ENT	-	as tenants by the entireties		(Cust) (Minor)
JT TEN	-	as joint tenants with right of
		survivorship and not as tenants		under Uniform Gifts to Minors Act
in common

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFICATION NUMBER OF ASSIGNEE

[                                            ]

Please print or typewrite name and address including postal zip code of assignee.

__________________________________________________ shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint _____________________________________________________________, attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED ______________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15